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                                                                EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 29, 2002, except for the first paragraph of Note 18 as to which the date is April 12, 2002, in Amendment #3 to the Registration Statement (Form S-1) No. 333-82402 and related Prospectus of CoreComm Holdco, Inc. for the registration of shares of its common stock.


                                            /s/ Ernst & Young LLP



June 13, 2002
New York, New York